PowerComm Holdings, Inc.

STOCK CANCELLATION AGREEMENT AND RELEASE

THIS STOCK CANCELLATION AGREEMENT (the "Cancellation Agreement") is made and entered into as of the 30th day of May, 2019 (the "Effective Date"), by and between PowerComm Holdings, Inc., a Delaware corporation and its affiliates (the "Company"), and , James McKillop and affiliates ("Stockholder") (collectively, the "Parties").

WHEREAS, the Stockholder is the owner of Two Hundred Fifty Thousand (250,000) shares of the Common Stock of PowerComm Holdings, Inc.
, par value $0.0001 per share (the "Stock"). The Company and Stockholder desire to cancel and terminate 250,000 of the shares (the "Cancelled Shares") and any and all of Stockholder's rights arising thereunder.

NOW, THEREFORE, the Parties to this Cancellation Agreement mutually agree as follows:

1. Cancellation of Stock. The undersigned Stockholder agrees to irrevocably forfeit the Cancelled Shares of Stock without charge, which shall be cancelled on the books and records of the Company on the Effective Date of this Cancellation Agreement.

2. Acknowledgments.

(a) The Stockholder declares his share interest is extinguished without charge to the Company as the Shares are deemed cancelled.

(b) The Company agrees and accepts the Cancellation of the Shares.

3. Legal Advice. The Company, its employees, and affiliates, acknowledge and represent that the Company has had the opportunity to consult with a legal advisor in connection with this Cancellation Agreement and the Stockholder will cancel all their shares without charge.

4. Cancellation of Cancelled Shares. All shares owned by the Stockholder of the Company's stock will no longer be outstanding and all Shares owned by the Stockholder of the Company's stock will be cancelled and will cease to exist.

5. Mutual Release. The Parties agree to a lifetime release, past, present and future discharge of its affiliates, officers, directors, shareholders, successors, assigns, representatives, agents, employees, consultants, attorneys and advisors and forever acquit to the greatest extent allowed by law the other Party (collectively, the "Released Parties") from any and all actions, claims, demands and causes of action or suits at law or in equity, past, present or future, of any kind, character and description, and for any form of relief, including claims for damages, injunctive relief, attorneys' fees, costs, and expenses, that may now exist or hereafter accrue, whether known or unknown, vested or contingent, direct or indirect, arising out of, relating to, or in connection with this mutual release, any and all amendments thereto, and related agreements, including, but not limited to, all claims which were or could have been asserted.

6. Waiver of California Civil Code Section 1542. THE PARTIES UNDERSTAND AND AGREE THAT THIS CANCELLATION AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS AND THE PARTIES WAIVE AND RELINQUISH ALL RIGHTS CONFERRED TO THEM BY CALIFORNIA CIVIL CODE SECTION 1542.

The Parties acknowledge and agree that, upon execution by all Parties, this Cancellation Agreement shall be effective as a full and final accord and satisfaction and settlement of, and as a bar to, each and every claim, demand, damage, debt, account, liability, obligation, cost, expense, lien, action, and cause of action as between them as of the Effective Date. It is each Party's intention hereby to fully, finally, absolutely, and forever settle any and all such claims, disputes, and differences, which presently exist and which could have existed between the Parties through the Effective Date, and that, in furtherance of such intention, the mutual releases herein given shall be, and remain in effect as, full and complete mutual releases notwithstanding the discovery of any different or additional facts that may have given rise to additional claims or causes of action. Therefore, each Party acknowledges that he or it has been informed by its attorneys and advisors of, and that it is familiar with, Section 1542 of the California Civil Code, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Parties hereby expressly acknowledge, understand, and agree to waive and relinquish any and all rights and benefits conferred by Section 1542 of the California Civil Code, and any laws of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to Section 1542 of the California Civil Code to the full extent that they may lawfully waive all such rights and benefits pertaining to the subject matters of this Agreement. Any waiver described herein does not waive any breach of the obligation of any Party under this Cancellation Agreement.

Initialed (The Company) DLK SR. DLK Sr.

Initialed (The Stockholder) [signature]

7. Entire Agreement. This Cancellation Agreement contains the entire understanding of the Parties to this Cancellation Agreement with respect to the subject matter contained herein. This Cancellation Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

8. Mutual Non-Disparagement. Subject to applicable law, the Parties to this Cancellation Agreement covenants and agrees that upon execution of this Cancellation Agreement, neither Party nor any of their affiliates shall ever make any statements, whether oral, written, or through any medium (including, but not limited to, the press or other media, computer networks, social media, message boards, bulletin boards, or any other form of communication) about the other Party which will in any way publicly disparage, call into disrepute, defame, slander, or otherwise criticize the other Party or their affiliates' reputation, integrity, or professionalism.

9. Binding Affect. This Cancellation Agreement shall be binding upon and inure to the benefit of each Party and their respective successors, assigns, heirs, executors and administrators of the Parties hereto.

10. Governing Law. This Cancellation Agreement shall be governed and construed with the laws of the State of California, without regard for conflict of laws. Any dispute with respect to this Cancellation Agreement shall be heard in the state or federal courts in California and the Parties agree to the jurisdiction of such courts.

11. Severability. If at any time during the existence of this Cancellation Agreement one of its provisions, is determined to be or to have become invalid, illegal or unenforceable, the validity, legality and

enforceability of the remaining provisions of the Cancellation Agreement shall not in any way be affected or impaired. In addition, the Parties shall negotiate in good faith to replace such invalid, illegal or unenforceable provision with a valid, legal and enforceable provision the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision. Furthermore, if any provision in Section 5 or Section 6 is held invalid, illegal or unenforceable then the Mutual Release or Waiver of California Civil Code Section 1542 shall apply to the Company and its affiliates and the remainder of the Cancellation Agreement will remain enforceable and not be invalidated.

IN WITNESS WHEREOF, the Parties to this Cancellation Agreement have executed this Cancellation Agreement as of the Effective Date.

COMPANY:

PowerComm Holdings, Inc.
a Delaware Corporation

By: David L. Kwasnik Sr.
Print Name

DLK SR David Kwasnik David L Kwasnik Sr
Signature

James McKillop
STOCKHOLDER

By: James McKillop
Print Name

James McKillop
Signature